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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-26972, No. 33-31743, No. 33-40057, No. 33-40058, and No. 33-40059 of Office
Depot, Inc. on Forms S-8 of our report dated February 8, 1994 (January 10, 1995 as to the effects of the business combinations and stock split described in Note L) appearing in this Report on Form 8-K of Office Depot, Inc.




DELOITTE & TOUCHE LLP

Certified Public Accountants
Fort Lauderdale, Florida
January 16, 1995